UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2022
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.
On September 6, 2022, State Street Corporation provided an update regarding its proposed acquisition of Brown Brothers Harriman’s Investor Services business, which remains subject to regulatory approvals and other closing conditions. State Street continues to believe the strategic rationale for the transaction remains attractive. State Street and BBH are working together on a modified structure, terms and valuation of State Street’s proposed acquisition of BBH’s Investor Services business and are reviewing the planned approach with regulators. As a result, the acquisition agreement currently remains in place beyond the previously announced date of September 6, 2022. We have no additional updates at this time.

FORWARD LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our proposed acquisition of the Brown Brothers Harriman (BBH) Investor Services business. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "believe", “propose,” “plan,” “outlook,” "intend," "target," “guidance,” “expect,” “priority,” “objective,” “forecast,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this report is first filed with the Securities and Exchange Commission (SEC).

Important factors that may affect future results and outcomes include, but are not limited to:
•The consummation of our proposed acquisition of the BBH Investor Services business is subject to the receipt of regulatory approvals and the satisfaction of other closing conditions, the failure or delay of which may prevent or further delay the consummation of the acquisition; and
•We have been engaged in discussions with banking regulators regarding our proposed acquisition of the BBH Investor Services business and have developed with BBH proposed modifications to the proposed acquisition, including changes to the operating model and legal entity structure and changes to regulatory approvals required to consummate the transaction. These proposed modifications may facilitate resolution of the regulatory review process and provide a path to consummating the transaction. As part of the discussions with BBH, State Street is seeking amendments to the transaction terms, including the purchase price. Any modification to the transaction terms would be subject to review and approval by both BBH and our Board of Directors, and there can be no assurance that a mutually acceptable modified transaction will be entered into or as to the timing or outcome of any regulatory approvals and other closing conditions for that modified transaction; and absent further agreement of the parties, after September 6, 2022 either party can terminate the transaction without penalty;

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2021 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this report should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this report is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ ELIZABETH M. SCHAEFER
		Name:	Elizabeth M. Schaefer,
		Title:	Senior Vice President and Deputy Controller
Date:	September 6, 2022